Ex, (a)(9)

DRYDEN TOTAL RETURN BOND FUND, INC.

ARTICLES SUPPLEMENTARY

DRYDEN TOTAL RETURN BOND FUND, INC., a Maryland corporation (the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:                Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article IV, Section 2 of the charter of the Corporation (the “Charter”), the Board of Directors has duly reclassified the authorized and unissued shares of its common stock, par value $.001 per share (“Common Stock”), as set forth in these Articles Supplementary.

SECOND:          Prior to the reclassification authorized by these Articles Supplementary, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 2,000,000,000 shares, par value $.001 per share, having an aggregate par value of $2,000,000, classified and designated as follows:

Class A Common Stock	500,000,000 shares
Class B Common Stock	500,000,000 shares
Class C Common Stock	500,000,000 shares
Class L Common Stock	100,000,000 shares
Class M Common Stock	100,000,000 shares
Class X Common Stock	100,000,000 shares
New Class X Common Stock	100,000,000 shares
Class Z Common Stock	100,000,000 shares

THIRD:         As reclassified hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 2,000,000,000 shares, par value $.001 per share, having an aggregate par value of $2,000,000, classified and designated as follows:

Class A Common Stock	500,000,000 shares
Class B Common Stock	500,000,000 shares
Class C Common Stock	400,000,000 shares
Class L Common Stock	100,000,000 shares
Class M Common Stock	100,000,000 shares
Class R Common Stock	100,000,000 shares
Class X Common Stock	100,000,000 shares
New Class X Common Stock	100,000,000 shares
Class Z Common Stock	100,000,000 shares

FOURTH:  (a) The foregoing does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, as set forth in the charter of the Corporation (the “Charter”), of the classes and series of the capital stock of the Corporation existing before the increase and classification.

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(b) The terms of each newly authorized and classified shares of the Class R Common Stock of the Corporation (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption) shall be as set forth in the Charter for the various classes of Common Stock of the Corporation. Pursuant to the Charter, the Board of Directors may establish such fees and sales charges in accordance with the 1940 Act and the applicable rules and regulations of the National Association of Securities Dealers, Inc.

FIFTH:               These Articles Supplementary shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, DRYDEN TOTAL RETURN BOND FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on __________ __, 2007.

WITNESS:	DRYDEN TOTAL RETURN BOND FUND, INC.
_____________________	By: _______________________________
Deborah A. Docs,	Judy A. Rice,
Secretary	President

THE UNDERSIGNED, President of DRYDEN TOTAL RETURN BOND FUND, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of her knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

______________________________
Judy A. Rice, President

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